Exhibit 99.1

Tecumseh Products Company Announces Delay of Second Quarter 2015 Earnings Call, all filing dates remain unchanged

ANN ARBOR, Mich. - August 4, 2015 -- Tecumseh Products Company (NASDAQ: TECU) (“Company”) announced today that it will delay its earnings call for its 2015 second quarter financial results due to scheduling conflicts. The Company will broadcast its financial results conference call live over the Internet on Friday, August 7, 2015 at 1:00 p.m. ET.
The Company will still file its Form 10-Q for the second quarter ended June 30, 2015 on Tuesday, August 4, 2015, after market close.
Those who wish to listen to this conference call should visit the Investor Relations section of the Company's website at tecumseh.investorroom.com at least ten minutes prior to the event. Please follow the instructions provided to assure that the necessary audio applications are downloaded and installed. These programs can be obtained at no charge to the user.
About Tecumseh Products Company
Tecumseh Products Company is a global manufacturer of hermetically sealed compressors for residential and specialty air conditioning, household refrigerators and freezers, and commercial refrigeration applications, including air conditioning and refrigeration compressors, as well as condensing units, heat pumps and complete refrigeration systems.
Press releases and other investor information can be accessed via the Investor Relations section of Tecumseh Products Company's website at www.tecumseh.com.

Contact:	Janice Stipp
Tecumseh Products Company
734.585.9507
investor.relations@tecumseh.com